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                                                                   EXHIBIT 3.3.1

                            CERTIFICATE OF FORMATION

                                       OF

                         AEROSPACE DISPLAY SYSTEMS, LLC


1. The name of the limited liability company is Aerospace Display Systems, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Aerospace Display Systems, LLC on June 28, 2000.


                                       /s/
                                       ------------------------------------
                                       Sonji Sanders
                                       Organizer


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                                STATE OF DELAWARE
                    CERTIFICATE OF MERGER OR CONSOLIDATION OF
                            DOMESTIC CORPORATION AND
                            LIMITED LIABILITY COMPANY


Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned surviving limited liability company has executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Aerospace Display Systems, LLC, a Delaware limited liability company; and the name of the corporation being merged into this surviving limited liability company is Aerospace Display Systems, Inc., a Delaware corporation, a wholly-owned subsidiary of the surviving limited liability company..

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation corporation in accordance with Title 8, Section 264(c) of the Delaware General Corporation Law.

THIRD:  The name of the surviving limited liability company is:

                         AEROSPACE DISPLAY SYSTEMS, LLC.

The certificate of formation and the limited liability company operating agreement of Custom Woodwork & Plastics, LLC will continue in effect, as the certificate of formation and the limited liability company operating agreement of the surviving limited liability company.

FOURTH: The merger is to become effective upon the filing of this certificate, subject to the provisions of the Delaware General Corporation Law.

FIFTH: The Agreement of Merger is on file at Aerospace Display Systems, LLC, 2321 Topaz Drive, Hatfield, Pennsylvania 19440, the principal place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the surviving limited liability company or stock holder of the merging corporation.


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SEVENTH: The surviving limited liability company agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation or limited liability company of Delaware, as well as for enforcement of any obligation of the surviving limited liability company arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving limited liability company at Aerospace Display Systems, LLC, 2321 Topaz Drive, Hatfield, Pennsylvania 19440.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 27th day of July, 2000.
                           ----

                                          AEROSPACE DISPLAY SYSTEMS, LLC

                                                            /s/
                                          BY:________________________________
                                        NAME:   Richard J. Kaplan
                                       TITLE:    Chief Financial Officer


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